Exhibit (g)


                  FORM OF INVESTMENT MANAGEMENT AGREEMENT
                  ---------------------------------------


          THIS AGREEMENT (the "Agreement") is made as of the [ ] day of [ ], 2005, by and between Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC, a Delaware limited liability company (the "Fund"), and Goldman Sachs Hedge Fund Strategies LLC, a Delaware limited liability company (the "Adviser").

          WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "SEC") as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and engages in the business of acting as an investment adviser; and

          WHEREAS, the Fund desires to retain the Adviser so that it will render investment advisory services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

          WHEREAS, the Adviser is willing to render such services and/or engage others to render such services to the Fund;

          NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed by the parties as follows:

          1. Appointment of Adviser; Acceptance of Appointment. The Fund hereby appoints the Adviser to act as investment adviser and provide investment advisory services to the Fund, subject to the supervision of the Fund's board of managers (the "Board of Managers"), for the period and on the terms and conditions set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement. In rendering services under this Agreement, the Adviser shall use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of Federal or state law; (iii) the provisions of the Limited Liability Company Agreement of the Fund, as amended from time to time (the "LLC Agreement");
(iv) policies and determinations of the Board of Managers; (v) the fundamental policies and investment restrictions of the Fund as reflected in its registration statement on Form N-2 relating to the offering of the Fund's limited liability company interests ("Interests"), including all exhibits thereto (the "Registration Statement"), as such policies may, from time to time, be amended; and (vi) the private placement memorandum and Statement of Additional Information ("SAI") of the Fund in effect from time to time. The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with any of the members of the Board of Managers (the "Managers") or officers of the Fund with respect to any matters relating to the business and affairs of the Fund, including the valuation of any of the Fund's portfolio securities.

          2.   Investment Management.
               ---------------------

               (a) The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth and subject to the supervision of the Board of Managers, either directly or indirectly through one or more Subadvisers (as that term is defined in paragraph 4 below) to: (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities, including in the securities of registered or unregistered investment companies or other vehicles ("Investment Funds") which are managed by investment managers; (ii) develop, implement and supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of Section 7 hereof, for the purchase of securities and other investments for the Fund and the sale or redemption of securities and other investments held in the portfolio of the Fund.

               (b) The Adviser may, subject to the provisions of Section 7 hereof, obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

               (c) Nothing in this Agreement shall prevent the Adviser or any of its affiliates (as defined below) or their respective officers, managers, partners, directors, employees or agents (collectively, the "Adviser Related Persons") from acting as an investment adviser or in a similar capacity for any other person, investment company or similar vehicle, firm or corporation and shall not in any way limit or restrict the Adviser or any Adviser Related Person from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and under the Advisers Act. For purposes of this Agreement, the term "affiliate" shall mean an "affiliated person" as such term is defined in the Investment Company Act.

          3.   Use of Name.
               -----------

               (a) As licensee of the rights to use and sublicense the use of the name "Goldman Sachs" and any trademarks or derivatives thereof or logo associated therewith, the Adviser hereby grants the Fund a non-exclusive right and sublicense to use (i) the Goldman Sachs name and mark as part of the Fund's name, and (ii) in connection with the Fund's investment products and services, in each case only for so long as this Agreement, any other investment management agreement between the Fund and the Adviser (or any organization which shall have succeeded to the Adviser's business as investment manager (the "Adviser's Successor")), or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as the Adviser is a licensee of the Goldman Sachs name and mark. The Fund agrees that it shall have no right to sublicense or assign rights to use the Goldman Sachs name and mark, it shall acquire no interest in the Goldman Sachs name and mark other than the rights granted herein and the Fund shall not challenge the validity of the Goldman Sachs name and mark or the ownership thereof.

               (b) The Fund further agrees that all services and products it offers in connection with the Goldman Sachs name and mark shall meet commercially reasonable standards of quality, as may be determined by the Adviser from time to time. At the Adviser's reasonable request, the Fund shall cooperate with the Adviser and shall execute and deliver any and all documents necessary to maintain the Goldman Sachs name and mark and protect (including, but not limited to any trademark infringement action) the Adviser and/or enter the Fund as a registered user thereof.

               (c) At such time as this Agreement or any other investment management agreement shall no longer be in effect between the Adviser (or the Adviser's Successor) and the Fund, or the Adviser no longer is a licensee of the Goldman Sachs name and mark, the Fund shall (to the extent that, and as soon as, it lawfully can) cease to use the current name of the Fund or any other name indicating that it is advised by, managed by or otherwise connected with the Adviser (or the Adviser's Successor). In no event shall the Fund use the Goldman Sachs name and mark or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name "Goldman Sachs" or "GS") if this Agreement or any other investment management agreement between the Adviser (or the Adviser's Successor) and the Fund is terminated.

          4. Subadvisers. The Adviser may, subject to its supervision and the supervision of the Board of Managers, engage at its own expense, or recommend that the Fund directly engage, at the Fund's expense, one or more persons (each, a "Subadviser"), including, but not limited to, subsidiaries and affiliated persons of the Adviser, to render any or all of the investment advisory services that the Adviser is obligated to render under this Agreement, including (i) providing a continuous investment program and the determination of the composition of the securities and other assets of the Fund, or (ii) managing a discrete portion of the Fund's assets directly through separate managed accounts or indirectly through a separate Investment Fund for which such person serves as the managing member, general partner or in a similar capacity and in which the Fund is the sole investor. Notwithstanding the foregoing to the contrary, the selection of Subadvisers shall be subject to the approval by a majority of Managers who are not "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act) ("Independent Managers") and a vote of a majority of the outstanding Interests issued by the Fund, unless the Fund acts in reliance on exemptive or other relief granted by the SEC from the provisions of the Investment Company Act requiring such approval by security holders.

          5. Investment Management Fee. In consideration for the services provided by the Adviser pursuant to this Agreement, the Fund will pay the Adviser a monthly investment management fee (the "Investment Management Fee") equal to 1/12th of 1.10% of the Fund's net assets as of each month end. The Investment Management Fee will be computed based on the net assets of the Fund as of the last day of each month, and will be due and payable in arrears within five business days after the end of the month. If the Adviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated according to the proportion that such period bears to the full month and shall be payable within five days after the cessation of the Adviser's services. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the LLC Agreement and the procedures adopted from time to time by the Board of Managers.

          6.   Allocation of Expenses.
               ----------------------

               (a) All costs and expenses of the Fund not expressly assumed by the Adviser under this Agreement shall be paid by the Fund including, but not limited to, any fees and expenses in connection with the organization of the Fund and the offering and issuance of Interests; all fees and expenses directly related to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, including its investments in Investment Funds, and enforcing the Fund's rights in respect of such investments; quotation or valuation expenses; the Investment Management Fee and the fees and expenses of the Fund's administrator; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Interests; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Adviser and any custodian or other agent engaged by the Fund; bank services fees; costs and expenses relating to any amendment of the LLC Agreement or the Fund's other organizational documents; expenses of preparing, amending, printing, and distributing private placement memoranda, SAIs, and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of members' meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; member recordkeeping and member account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the Managers who are not employees of the Adviser or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

               "Extraordinary Expenses" means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund's rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations contained in the LLC Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of members of the Fund; and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

               (b) The Adviser will bear all of its expenses and its own costs incurred in providing investment advisory services to the Fund under this Agreement, including travel and other expenses related to the selection and monitoring of Fund investments, and similar expenses and costs of any Subadviser engaged by it pursuant to Section 4. In addition, the Adviser is responsible for the payment of the compensation and expenses of those Managers and officers of the Fund affiliated with the Adviser, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

          7.   Portfolio Transactions.
               ----------------------

               (a) In executing transactions for the Fund and selecting brokers or dealers, the Adviser (either directly or through Subadvisers) shall place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer (including, without limitation, affiliates of the Adviser), in accordance with applicable policies expressed in the Fund's Registration Statement and in accordance with any applicable legal requirements. Without limiting the foregoing, the Adviser (or a Subadviser) shall use its best efforts to obtain for the Fund the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. Subject to the appropriate policies and procedures approved by the Board of Managers, the Adviser (or a Subadviser) may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), cause the Fund to pay a broker or dealer that provides brokerage or research services to the Adviser (or a Subadviser) an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser (or a Subadviser) determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's (or a Subadviser's) overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section 28(e) of the Exchange Act and the Board of Managers, the Adviser (or a Subadviser) shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

               (b) To the extent applicable to the Fund and consistent with these standards, in accordance with Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, the Adviser (or a Subadviser) is authorized to allocate the orders placed by it on behalf of the Fund to the Adviser (or a Subadviser) if it is registered as a broker or dealer with the SEC, to one or more of its affiliates that are registered as brokers or dealers with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Adviser (or a Subadviser). Such allocation shall be in such amounts or proportions as the Adviser (or a Subadviser) shall determine consistent with the above standards, and, upon request, the Adviser (or a Subadviser) will report on said allocation regularly to the Board of Managers indicating the broker-dealers to which such allocations have been made and the basis therefor.

               (c) The Adviser (or a Subadviser) shall be authorized to bunch or aggregate orders for the Fund with orders of other clients and to allocate the aggregate amount of the investment among accounts (including accounts in which the Adviser or a Subadviser, as applicable, and its respective affiliates and/or personnel have beneficial interests) in an equitable manner. When portfolio decisions are made on an aggregated basis, the Adviser (or a Subadviser) may place a large order to purchase or sell a particular security for the Fund. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged and the Fund will be charged or credited with the average price; and the effect of the aggregation may operate on some occasions to the Fund's disadvantage. Although in such an instance the Fund will be charged the average price, the Adviser (or a Subadviser) will make the information regarding the actual transactions available to the Fund upon the Fund's request. The Adviser or a Subadviser, as applicable, is not required to bunch or aggregate orders.

          8.   Record Keeping and Reports.
               --------------------------

               (a) The Adviser will maintain all books and records with respect to the Fund's securities transactions required by sub-paragraphs
(b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Fund's administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore by Rule 31a-2 of the Investment Company Act.

               (b) The Adviser shall regularly report to the Board of Managers on the investment program of the Fund and the issuers and securities generally represented in the Fund's portfolio, including reports received from the Investment Funds, and will furnish the Board of Managers such periodic and special reports as the Managers may reasonably request. The Fund shall furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

          9. Conflicts of Interest. Whenever the Fund and one or more other accounts or investment companies managed or advised by the Adviser, an Adviser Related Person or a Subadviser has available funds for investment, investments suitable and appropriate for each shall be allocated in a manner believed by the Adviser or the Subadviser to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in accordance with procedures approved by the Board of Managers and believed by the Adviser or the Subadviser to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.

          10. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Managers from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent.

          11. Liability. None of the Adviser, its affiliates, partners, managers, members, principals, directors, officers or employees, nor any of their executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person" and collectively the "Indemnified Persons"), shall be liable for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance or non-performance of services to the Fund hereunder, in the absence of willful misfeasance, bad faith, or gross negligence in the performance or non-performance of the Adviser's duties hereunder, or by reason of reckless disregard of the Adviser's obligations and duties hereunder (collectively, "disabling conduct"). Any person, even though also employed by the Adviser, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

          12.  Indemnification.
               ---------------

               (a) To the fullest extent permitted by law, the Fund shall, subject to Section 12(b) hereof, indemnify, defend and hold harmless each Indemnified Person from or against all losses, charges, expenses, assessments, claims, damages, costs and liabilities ("Losses"), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such Indemnified Person may be or may have been involved as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, by reason of the past or present performance of services to the Fund by such Indemnified Person, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such Indemnified Person by reason of disabling conduct.

               (b) Expenses, including reasonable counsel fees and disbursements, so incurred by any such Indemnified Person (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 12 hereof; provided, however, that (i) such Indemnified Person shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnified Person against Losses arising by reason of such Indemnified Person's failure to fulfill his or its undertaking, or (iii) a majority of the Managers who are not parties to the proceeding or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnified Person ultimately will be entitled to indemnification.

               (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an Indemnified Person is liable to the Fund or its members by reason of disabling conduct, indemnification shall be provided pursuant to
Section 12 hereof if (i) approved as in the best interests of the Fund by a majority of the Managers who are not parties to the proceeding upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnified Person acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnified Person is not liable to the Fund or its members by reason of disabling conduct, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such Indemnified Person acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnified Person is not liable to the Fund or its members by reason of disabling conduct.

               (d) Any indemnification or advancement of expenses made pursuant to this Section 12 shall not prevent the recovery from any Indemnified Person of any such amount if such Indemnified Person subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its members by reason of disabling conduct. In any suit brought by an Indemnified Person to enforce a right to indemnification under this Section 12 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 12 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Indemnified Person has not met the applicable standard of conduct set forth in this Section 12. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 12, the burden of proving that the Indemnified Person is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 12 shall be on the Fund (or any member acting derivatively or otherwise on behalf of the Fund or its members).

               (e) The rights of indemnification provided in this Section 12 shall not be exclusive or affect any other right to which any Indemnified Person may be entitled by contract or otherwise under law. Notwithstanding anything in this Section 12 to the contrary, the provisions of this Section 12 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 12 to the fullest extent permitted by law. The provisions of this Section 12 shall indefinitely survive the termination or cancellation of this Agreement.

               (f) The Adviser (and the other Indemnified Persons) may rely upon and, in the absence of disabling conduct, shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Adviser (and the other Indemnified Persons) shall not be held to have notice of any change of authority of any Manager, officer, employee or agent of the Fund until receipt of written notice thereof from the Fund.

               (g) In the  absence of  disabling  conduct,  nothing  herein shall make any Adviser (and the other Indemnified Persons) liable for the performance or omissions of unaffiliated third parties not under the Adviser's reasonable control such as, by way of example and not limitation, custodians, brokers, Subadvisers, postal or delivery services, telecommunications providers and processing and settlement services.

          13. Term of Agreement; Termination. This Agreement shall commence as of the date of the initial sale of Interests in the Fund to a party other than the Adviser or The Goldman Sachs Group, Inc. and shall remain in effect until the date which is two years from such date, and shall continue in effect year to year thereafter, provided such continuance is specifically approved at least annually by the affirmative vote of: (i) the Board of Managers or (ii) a vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company Act), provided that in either event the continuance is also approved by a vote of a majority of the Independent Managers, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated
(a) by the Adviser at any time without penalty upon 60 days' written notice to the Fund (which notice may be waived by the Fund); or (b) by the Fund at any time without penalty upon 60 days' written notice to the Adviser (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the Board of Managers or by the vote of the holders of a majority of the outstanding voting securities of the Fund. This Agreement shall automatically be terminated in the event of its assignment (as such term is defined in the Investment Company Act and the rules and regulations thereunder and related regulatory interpretations).

          14. Amendment. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Board of Managers, including a majority of the Independent Managers in accordance with the provisions of Section 15(c) of the Investment Company Act and the rules and regulations adopted thereunder. If required by the Investment Company Act, any material amendment shall also be required to be approved by such vote of members of the Fund as is required by the Investment Company Act and the rules and regulations thereunder.

          15. Notice. Any notice or communication required to be given by either party to the other shall be deemed sufficient if sent be registered or certified mail, Federal Express (or substantially similar delivery service), facsimile and confirmed in writing, addressed by the party giving notice to the other party at its address as follows:

               (a) If to the Adviser:


                   Goldman Sachs Hedge Fund Strategies LLC
                   701 Mt. Lucas Road
                   Princeton, New Jersey  08540
                   Facsimile No.:  (609) 497-5720
                   Attention:  General Counsel

               (b) If to the Fund:


                   Goldman Sachs Hedge Fund Partners Registered
                   Master Fund, LLC
                   701 Mt. Lucas Road
                   Princeton, New Jersey  08540
                   Facsimile No.:  (609) 497-5720
                   Attention:  Chief Executive Officer

                   with a copy to:

                   Goldman, Sachs & Co.
                   One New York Plaza
                   New York, New York  10004
                   Facsimile No.:  (212) 902-4140
                   Attention:  General Counsel, Investment Management
                               Division

          16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and the applicable provisions of Federal law. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of Federal law, the latter shall control.

          17. Fund Obligations. The obligations of the Fund under this Agreement are not binding upon any Manager or member or officer of the Fund personally, but bind only the Fund and the Fund's property. The Adviser hereby acknowledges in this regard that it has notice of the provisions of the LLC Agreement disclaiming liability of Managers and members and officers of the Fund for acts or obligations of the Fund.

          18. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be effected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.


                                 GOLDMAN SACHS HEDGE FUND PARTNERS
                                 REGISTERED MASTER FUND, LLC


                                 By:
                                    ---------------------------------------
                                    Name:
                                    Title:

                                 GOLDMAN SACHS HEDGE FUND STRATEGIES LLC


                                 By:
                                    ---------------------------------------
                                    Name:
                                    Title: